Exhibit 10.1
ENTREMED, INC.
9640 Medical Center Drive
Rockville, MD 20850
Tel (240) 864-2600
(240) 864-2623 Direct
Fax (240) 864-2624
June 21, 2006
Mr. Dane Saglio
Chief Financial Officer
EntreMed, Inc.
9640 Medical Center Drive
Rockville, MD 20850
Dear Dane,
The Compensation Committee has approved a one-year extension of your Employment Agreement for the period commencing July 1, 2006 through June 30, 2007. All other terms of your Employment Agreement remain in effect.
Please acknowledge your acceptance of the one-year extension by countersigning in the space below.
I look forward to continuing working with you.
Sincerely,
\s\ James S. Burns
James S. Burns
President & CEO
Agreed to and Accepted as
of the 21st day of June, 2006:
\s\ Dane R. Saglio

Dane R. Saglio